Exhibit 3.2

BYLAWS

OF

INNOPHOS HOLDINGS, INC.

A Delaware Corporation

(Amended and Restated as of February ~~5~~8, 201~~6~~8)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office and registered agent of Innophos Holdings, Inc. (the “Corporation”) ~~in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the Corporation’s registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the Corporation~~ shall be as set forth in the Certificate of Incorporation of the Corporation, as it may be amended and/or restated from time to time (the “Certificate of Incorporation”) and may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. An annual meeting of the stockholders shall be held each year within 150 days after the close of the immediately preceding fiscal year of the Corporation or at such other time specified by the Board of Directors for the purpose of electing Directors and conducting such other proper business as may come before the annual meeting. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in ARTICLE TEN of the ~~Amended and Restated~~ Certificate of Incorporation ~~of the Corporation (the “Certificate of Incorporation”)~~. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 3. Place of Meetings. The Board of Directors may designate any place, if any, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “General Corporation Law”).

Section 4. Notice. ~~Section 4. Notice.~~ Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place (if any), date, ~~time~~ and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for stockholders entitled to vote at the meeting, if such date is different from the record date for determining the stockholders entitled to notice of the meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Notwithstanding the foregoing, and without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission in accordance with the General Corporation Law. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Stockholders List. The ~~officer having charge of the stock ledger of the~~ Corporation shall ~~make~~prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, ~~either at a place within the city where~~ provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held~~, which~~ at a place ~~shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The~~ , then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 6. Quorum. The holders of a majority in voting power of the issued and outstanding shares of capital stock entitled to vote at the meeting, present in person , present by means of remote communication in the manner, if any, authorized by the Board of Directors, or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by ~~the General Corporation Law of the State of Delaware or by the Certificate of Incorporation~~law, the Certificate of Incorporation or these Bylaws. If a quorum is not present, the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority in voting power of the issued and outstanding shares of such class or series entitled to vote on such matter, present in person, present by means of remote communication in the manner, if any, authorized by the Board of Directors, or represented by proxy, shall constitute a quorum (as to such class or series) for the transaction of such item of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, ~~or if after the adjournment a new record date is fixed for the adjourned meeting,~~ a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the holders of shares of stock having a majority ~~of~~ in voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter (or if there is a class or series of stock entitled to vote as a separate class, then the affirmative vote of the holders of a majority in voting power of the shares of stock of that class or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter) shall be the act of the stockholders, unless (i) by express provisions of an applicable law ~~or of~~ , regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law ~~of the State of Delaware~~, the Certificate of Incorporation or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or by proxy for each share of capital stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for ~~him or her~~ such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is ~~suspended~~ revoked when the person executing the proxy is present in person at a meeting of stockholders (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) and elects to vote, except that when ~~such~~ an irrevocable proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11. Business Brought Before an Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any committee thereof), (ii) brought before the meeting by or at the direction of the Board of Directors (or any committee thereof) or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class or series and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if ~~he~~ such presiding officer should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

Section 12. Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by a Director determined in accordance with Article III, Section 8. The secretary shall act as secretary of the meeting, but in the secretary’s absence, such presiding Director (the “chairman of the meeting”) may appoint any person to act as secretary of the meeting.

(b) The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and, for any or no reason, to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d) In advance of any meeting of stockholders, the Board of Directors, the chairman of the board, the chief executive officer or the president shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these Bylaws.

Section 2. Number, Election and Term of Office. The number of Directors which shall constitute the board shall initially be ~~nine (9~~eight (8). Thereafter, the number of Directors shall be established from time to time by resolution of the ~~board~~Board of Directors, subject to the rights of holders of any series of Preferred Stock of the Corporation (the “Preferred Stock”) to elect directors. ~~At~~ Other than Directors who may be elected by the holders of shares of any series of Preferred Stock or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors, at any stockholder meeting for the election of Directors, if the number of nominees is equal to or less than the number of Directors to be elected, each Director must receive a greater number of shares voted “for” such Director than shares voted “against” such Director to be elected or reelected. If an incumbent Director does not receive a greater number of shares voted “for” such Director ’s election than shares voted “against” such Director’s election, then such Director shall tender his or her resignation to the Board of Directors. Notwithstanding the foregoing, at any other stockholder meeting for the election of Directors~~, the Directors~~ where the number of nominees is greater than the number of Directors to be elected, the Directors (other than Directors who may be elected by the holders of shares of any series of Preferred Stock or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors) shall be elected by the vote of a plurality of the votes cast at any such meeting. The Directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this ~~Article III. Each~~ ARTICLE III. Election of Directors need not be by written ballot. Subject to the rights of holders of any series of Preferred Stock to elect directors, each Director elected shall serve for a term ending on the date of the first annual meeting of stockholders at which such director was elected and shall continue to hold office until ~~a~~ his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal and Resignation. No Director may be removed from office without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of the Certificate of Incorporation (it being understood that any references to the Certificate of Incorporation shall include any duly authorized certificate of designation) to elect one or more Directors, such Director or Directors so elected may be removed without cause only by the vote of the holders of a majority in voting power of the then outstanding shares entitled to vote for such Director(s). Any Director may resign at any time upon ~~written~~ notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

Section 4. Vacancies. ~~Vacancies~~ Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. A Person so elected by the Board of Directors to fill a newly created directorship or vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Section 5. Nominations.

(a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors (or any committee thereof) or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these Bylaws, who is entitled to vote generally in the election of Directors at the meeting and who shall have complied with the notice procedures set forth below in Section 5(b).

(b) In order for a stockholder to nominate a person for election to the Board of Directors of the Corporation at a meeting of stockholders, such stockholder shall have delivered timely notice of such stockholder’s intent to make such nomination in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public ~~disclosure~~ announcement of the meeting was made, and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public ~~disclosure~~ announcement of the meeting was made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section, and if ~~he~~ the chairman of the meeting should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

A stockholder seeking to nominate a person to serve as a Director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section. For purposes of this section, “public announcement” shall have the meaning set forth in Section 11 of ARTICLE II.

Section 6. Annual Meetings. The annual meeting of the Board of Directors shall be held, without any notice other than this Section 6, immediately after, and at the same place (if any) as, the annual meeting of stockholders.

Section 7. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. Special meetings of the Board of Directors may be called by the chairman of the board, the chief executive officer (if the chief executive officer is a Director), the president (if the president is a Director) or, upon the written request of at least two (2) Directors then in office (or one (1) Director in the event that there is only a single Director in office), the secretary of the Corporation ~~on at least 24 hours notice to each Director, either personally, by telephone, by mail or by telecopy~~. Notice of the date, place and time of any special meeting of the Board of Directors shall be given to each Director by the secretary or by the officer or one of the Directors calling the meeting; such notice shall be duly given to each Director (a) in person, by email or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such Director’s last known business, home or means of electronic transmission address at least forty-eight (48) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such Director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice of meeting of the Board of Directors need not specify the purposes of the meeting.

Section 8. Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office at a meeting at which a quorum is present, a chairman of the board, who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the chairman of the board is not present at a meeting of the stockholders or the Board of Directors, the lead independent Director, if one has been elected and is present, shall preside at such meeting and if the lead independent Director is not present at such meeting, the chief executive officer (if the chief executive officer is a Director and is not also the chairman of the board) shall preside at such meeting, and, if the chief executive officer is not present at such meeting, a majority of the Directors present at such meeting (at a meeting of the Board of Directors at which a quorum is present) shall elect one of the~~ir~~ members of the Board of Directors to so preside. A majority of the total number of Directors then in office , but not less than one-third of the total number of directors, shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Lead Independent Director. If the Board of Directors elects as chairman of the board a person who is not “independent” as defined in the pertinent legal and/or regulatory standards then applicable to the Corporation, it shall also elect at the same time or as soon thereafter as practicable a lead independent Director (who shall be an independent Director and who shall be recommended by a nominating and corporate governance committee of the Board of Directors if then constituted ~~and elected~~ ) by a vote of a majority of the Directors then in office at a meeting at which a quorum is present. The lead independent Director shall (i) preside in the absence of the chairman of the board at all meetings of the stockholders and the Board of Directors at which he or she is present, (ii) preside over all executive sessions of the independent Directors, (iii) serve as a liaison between the Board of Directors and the chairman of the board, and (iv) exercise such other powers and perform such other duties as may be assigned to such office by these Bylaws and the Board of Directors from time to time.

Section 10. Committees. The Board of Directors may, by resolution ~~passed by a majority of the total number of Directors then in office~~, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which to the extent provided in such resolution or these Bylaws shall have, and may exercise, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 11. Committee Rules. Each committee or subcommittee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee (or resolution of the committee designating the subcommittee, if applicable). Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee or subcommittee shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 12. Communications Equipment. Members of the Board of Directors or any committee or subcommittee thereof may participate in and act at any meeting of such board ~~or~~ , committee or subcommittee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 13. Waiver of Notice ~~and Presumption of Assent~~. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. ~~Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.~~

Section 14. Action by ~~Written~~ Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman of the board, a lead independent Director as required under ~~Article~~ ARTICLE III, Section 9 of these Bylaws, a chief executive officer, a president, a chief financial officer, one or more vice-presidents, a secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president, secretary and lead independent Director (if required under ~~Article~~ ARTICLE III, Section 9 of these Bylaws) shall be filled as expeditiously as possible.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient.

Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified , unless a different term is specified in the resolution electing or appointing such officer, or until his or her earlier death, resignation , disqualification or removal as hereinafter provided.

Section 3. Removal; Resignation. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified, or until such officer’s earlier, death, resignation, disqualification or removal.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Corporation; provided however, that compensation of all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors.

Section 6. Chairman of the Board. The chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these Bylaws.

Section 7. Lead Independent Director.. The lead independent Director shall preside at all meetings of the stockholders and the Board of Directors in the absence of the chairman of the board and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these Bylaws.

Section 8. Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors, the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

Section 9. The President. The president of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the Board of Directors or as may be provided in these Bylaws.

Section 10. Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors or the chairman of the board, shall, in the absence or disability of the chief executive officer and the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or these Bylaws may, from time to time, prescribe. The vice-presidents may also be designated as executive vice presidents or senior vice-presidents, as the Board of Directors may from time to time prescribe.

Section 11. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the Board of Directors’ supervision, the secretary shall give, or cause to be given, all notices required to be given by the Certificate of Incorporation, these Bylaws or by applicable law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president, or secretary may, from time to time, prescribe.

Section 12. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board, the Board of Directors or the chief executive officer; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; ~~and~~ shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these Bylaws may, from time to time, prescribe. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the Corporation.

Section 13. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors. The Board of Directors by resolution may permit the ~~C~~chief ~~E~~executive ~~O~~officer to designate any one or more persons having supervisory or managerial authority over any unit, function or sector of the business of the Corporation with the title of vice president, assistant vice president or any similar or other title considered appropriate by the ~~C~~chief ~~E~~executive ~~O~~officer as reflecting such position. Each such person so designated shall serve solely at the pleasure of the ~~C~~chief ~~E~~executive ~~O~~officer and shall have such duties and responsibilities solely as established by the ~~C~~chief ~~E~~executive ~~O~~officer, but shall not be deemed an officer of the Corporation for any purpose. No such title shall exist or function or duty be performed by any such person in derogation of the titles, functions or duties assigned to be performed by officers of the Corporation elected by the Board of Directors.

Section 14. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person selected by it.

ARTICLE V

~~ARTICLE V~~CERTIFICATES OF STOCK

Section 1. Form. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of , the Corporation by any two authorized officers of the Corporation (which shall include, without limitation, the chairman ~~of the board~~, the chief executive officer ~~or~~ , the president ~~and~~ , the secretary ~~or an~~ and the assistant secretary ~~of the Corporation~~), certifying the number of shares owned by such holder in the Corporation. ~~If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, secretary or assistant secretary~~ Any or all the signatures on any certificate may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation represented by certificates shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require~~, and accompanied by all necessary stock transfer stamps~~. In that event, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. Uncertificated shares shall only be transferred on the books of the Corporation by the holder or record thereof or by such holder’s attorney duly authorized in writing upon delivery to the Corporation of instructions to transfer complying with applicable law and other matters as the

Corporation may reasonably require. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 2. Lost Certificates. The ~~Board of Directors~~ Corporation may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.

When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or ~~his or her~~ such owner’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or certificates or uncertificated shares.

Section 3. Fixing a Record Date for Stockholder Meetings~~,~~. In order that the Corporation may determine the stockholders entitled to notice of ~~or to vote at~~ any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall , unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares or the delivery of instructions with respect to uncertificated shares, the Corporation may treat the registered owner as shown on its books as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. ~~The~~ To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, until the shares have been transferred on the books of the Corporation in accordance with the requirements of theses Bylaws.

Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement (if any) or resolutions of the Board of Directors, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4. Loans. Subject to compliance with applicable laws, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may ~~provide~~ adopt a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. No seal shall be required by virtue of this Section.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other ~~Corporation~~ entity held by the Corporation shall be voted by the chief executive officer, the president, the chief financial officer or a vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote such securities shall also have the power with respect to such securities to waive notice and consent on behalf of the Corporation and to appoint proxies to waive notice, vote or consent on behalf of the Corporation, with general power of substitution.

Section 8. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

Section 9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law ~~of the State of Delaware~~ or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 11. Waiver of Notice.

Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver.

Section 12. Electronic Transmission.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of Directors then in office at a meeting at which a quorum is present. Any alteration or repeal of these Bylaws by the stockholders of the Corporation shall require the affirmative vote of a majority ~~of the outstanding shares of the Corporation entitled to vote on such alteration or repeal; provided, however, that Section 11 of ARTICLE II and Sections 2, 3, 4 and 5 of ARTICLE III and this ARTICLE VII of these Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two thirds (2/3) of the combined voting power of all of the then~~ in voting power of the outstanding shares of the Corporation entitled to vote on such alteration or repeal.